Exhibit 3.158

ARTICLES OF INCORPORATION

OF

HARRAH’S NEW ORLEANS MANAGEMENT COMPANY

FIRST: The name of the corporation is

HARRAH’S NEW ORLEANS MANAGEMENT COMPANY

SECOND: Its registered office in the State of Nevada is located at One East First Street, Reno, Nevada 89501. The name of its resident agent at that address is The Corporation Trust Company of Nevada.

THIRD: The total number of shares which the corporation is authorized to issue is one hundred (100); all of such shares shall be without par value.

FOURTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

The names and addresses of the first board of directors, which shall be two (2) in numbers, are as follows:

NAMES	ADDRESSES

Michael D. Rose	1023 Cherry Road
Memphis, TN 38117

Philip G. Satre	1023 Cherry Road
Memphis, TN 38117

FIFTH: The names and addresses of each of the incorporations signing the articles of incorporation are as follows:

NAMES	ADDRESSES

K. L. Buss	906 Olive Street
St. Louis, MO 63101

D. K. Ohlendorf	906 Olive Street
St. Louis, MO 63101

B. J. Rardin	906 Olive Street
St. Louis, MO 63101

SIXTH: No director or officer shall be personally liable to the corporation of its stockholders for damages for breach of his fiduciary duty as a director or officer, except that this provision shall not eliminate or limit the liability of a director or officer for:

(a) Acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or

(b) The payment of distributions in violation of NRS 78.300.

WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set our hands this 20th day of May, 1993.

/s/ K. L. Buss
K. L. Buss, Incorporator

/s/ D. K. Ohlendorf
D. K. Ohlendorf, Incorporator

/s/ B. J. Rardin
B. J. Rardin, Incorporator

STAMP

STATE OF MISSOURI

COUNTY OF ST. LOUIS

On this 20th day of May, 1993, before me, a Notary Pacific, personally appeared K. L. Buss, D.K. Ohlendorf and B. J. Rardin, who severally acknowledged that they executed the above instrument.

/s/ Marjorie L. Irwin
Marjorie L. Irwin

MARJORIE L. IRWIN
NOTARY PUBLIC, STATE OF MISSOURI
MY COMMISSION EXPIRES [ILLEGIBLE]
ST, LOUIS COUNTY

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT

BY RESIDENT AGENT

The Corporation Trust Company of Nevada hereby accepts the appointment as Resident Agent of the above named corporation.

The Corporation Trust Company of Nevada
Resident Agent

By	/s/ Jonathan L. Miles	Dated: May 20, 1993
Jonathan L. Miles
Assistant Secretary

STAMP	Certificate of Amendment of Articles of Incorporation of Harrah’s New Orleans Management Company

Harrah’s New Orleans Management Company, a corporation organized and existing under and by virtue of the laws of the State of Nevada (the “Corporation”), does hereby certify that it adopted the following amendment to its Articles of Incorporation:

First: That by unanimous written consent of the board of directors of Harrah’s Club as the sole shareholder of the Corporation, a resolution was duly adopted authorizing an amendment to the articles of incorporation of the Corporation, in such form as the Secretary of the Corporation may deem necessary or appropriate; and

Second: That by unanimous written consent of the board of directors of the Corporation, a resolution was duly adopted authorizing an amendment to the articles of incorporation of the Corporation, in such form as the Secretary of the Corporation may deem necessary or appropriate; and

Third: That the articles of incorporation of the Corporation be amended by the addition of Article Seventh and that said Article shall be and read as follows:

Seventh: Any equity securities of the corporation are held subject to the condition that the corporation has the absolute right to redeem such securities by action of the Board of Directors, if, (A) in the judgment of the Board of Directors, any holder of the securities is determined by any gaming regulatory agency to be unsuitable, or has an application for a license or permit rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed, as the case may be, or that such action otherwise should be taken to the extent necessary to avoid any regulatory sanctions or, to prevent the loss of or secure the reinstatement of any gaming license, franchise or other entitlement from any governmental agency held by the corporation, any affilants of the corporation or any entity in which such corporation or affiliate is an owner, which gaming license, franchise or other entitlement is (i) conditioned upon some or all of the holders of securities possessing prescribed qualifications, or (ii) needed to allow the conduct of any portion of the business of the corporation or any such affiliate or other entity; or (B) the holder of any equity security of the corporation fails to enforce the provisions of the last paragraph of this Article Seventh against its direct owners or any parties Controlled by, Controlling, or under common Control with such holder (“Control” being as hereinafter defined); provided that no holder of any equity security of this corporation whose equity securities are publicly traded pursuant to the Securities Exchange Act of 1934, as amended, and traded on the New York Stock Exchange, the American Stock Exchange, or NASDAQ be required to enforce the provisions of the last paragraph of this Article Seventh.

The terms of such redemption shall permit the corporation to redeem the equity securities of disqualified holder at a redemption price equal to the fair market value of such securities, excluding any dividends or other remuneration thereon from the date the corporation received notice of a determination of unsuitability or disqualification from the government agency, or in such lesser amount as may be specified by any applicable gaming law, regulation or rule.

From and after the redemption date or such earlier date as mandated by any applicable gaming law, regulation and rule, or and all rights of whatever nature, which may be held by the owners of any equity securities of the corporation selected for redemption (including any rights to vote or participate in any distributions of the corporation, shall case and terminate and they shall thereafter be entitled only to receive that amount payable upon redemption.

The holder of any equity security of this corporation shall require that the articles or incorporation, charters, partnership agreements or other formative documents or each person or entity owning a direct interest in such holder or who are Controlled by, Control, or under common control with such holder (other than a holder who has been exempted from a suitability determination by any gaming regulatory agency) shall incorporate the provisions of this Article Seventh into their formative documents; provided that no holder of any equity security of the corporation whose equity securities are publicly traded pursuant to the Securities Exchange Act of 1934 as amended, and traded on the New York Stock Exchange, the America Stock Exchange, or NASDAQ shall be required to incorporate the provisions of this Article Seventh into their formative documents.

For purposes of this Article Seventh, “Control” means the ability, whether by direct or indirect ownership of shares or other equity interest, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and select, a majority of those persons governing authority over an entity, and, in the case of a limited partnership shall mean the sole general partner, all of the general partners to the extent that each has equal management control and authority, or the managing general partner or managing general partners thereof.

Fourth: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Harrah’s New Orleans Management Company caused this certificate to be signed by Michael N. Regan, its senior vice president and attested by George W. Loveland, II, its Assistant Secretary, this 31st day of January, 1995.

HARRAH’S NEW ORLEANS MANAGEMENT COMPANY

By:	/s/ Michael N. Regan
Senior Vice President

ATTEST :

/s/ George W. Loveland II
Assistant Secretary

STATE OF TENNESSEE

COUNTY OF SHELBY

On January 31, 1995, personally appeared before me, a Notary Public, Michael N. Regan and George W. Loveland, II who acknowledged that they executed the above document.

[SEAL]	/s/ Janet Westmoreland
Notary Public

ILLEGIBLE Commission Expires:

ILLEGIBLE